UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

RIO TINTO FINANCE (USA) LIMITED
(Exact name of registrant as specified in its charter)

Australia (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Level 7, 360 Collins Street Melbourne, Victoria Australia (Address of principal executive offices)	3000 (Zip Code)

RIO TINTO PLC
(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

6 St. James’s Square London, United Kingdom (Address of principal executive offices)	SW1Y 4AD (Zip Code)

RIO TINTO LIMITED
(Exact name of registrant as specified in its charter)

Australia (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Level 7, 360 Collins Street Melbourne, Victoria Australia (Address of principal executive offices)	3000 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
U.S.$1,250,000,000 2.750% Notes due 2051	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-238553

Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The registrants have filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement, dated October 28, 2021 (the “Prospectus Supplement”), relating to Rio Tinto Finance (USA) Limited’s U.S.$1,250,000,000 2.750% Notes due 2051 (the “Notes”), which are to be registered hereunder, to a prospectus dated May 21, 2020 (the “Prospectus”) filed under Rule 424(b) and forming a part of the Registrants’ Registration Statement on Form F-3 (File No. 333-238553). The registrants incorporate by reference the Prospectus Supplement and the Prospectus to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered

Reference is made to the information set forth under the headings “Description of Guaranteed Notes” in the Prospectus Supplement and under “Description of Guaranteed Debt Securities” and “Taxation” in the Prospectus.

Item 2. Exhibits

The Notes are expected to be listed on the New York Stock Exchange (the “NYSE”), the exchange on which certain other securities of the registrants are currently listed. Accordingly, copies of the following exhibits shall be filed with each copy of this Registration Statement filed with the Commission or with the NYSE, subject to Rule 12b-32 regarding the incorporation of exhibits by reference.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:

1.1	Indenture, dated as of July 2, 2001, as amended and restated as of March 16, 2012, among Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc, Rio Tinto plc, Rio Tinto Limited and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 to Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 filed on March 16, 2012 (File No. 333-175037)).

1.2	First Supplemental Indenture, dated May 8, 2017, among Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc, Rio Tinto plc, Rio Tinto Limited and The Bank of New York Mellon (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form F-3 filed on May 8, 2017 (SEC File No. 333-217778)).

1.3	Second Supplemental Indenture, dated May 6, 2020, among Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc, Rio Tinto Finance (USA) Inc., Rio Tinto plc, Rio Tinto Limited and The Bank of New York Mellon (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form F-3 filed on May 21, 2020 (SEC File No. 333-238553)).

1.4	Officer’s Certificate of Rio Tinto Finance (USA) Limited pursuant to Section 301 of the Indenture, dated November 2, 2021, setting forth the terms of its U.S.$1,250,000,000 2.750% Notes due 2051.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereto duly authorized.

Rio Tinto Finance (USA) Limited (Registrant)

By:	/s/ Maurita Sutedja
Name:	Maurita Sutedja
Title:	Attorney

Rio Tinto plc (Registrant)

By:	/s/ Maurita Sutedja
Name:	Maurita Sutedja
Title:	Treasurer

Rio Tinto Limited (Registrant)

By:	/s/ Maurita Sutedja
Name:	Maurita Sutedja
Title:	Treasurer

Date: November 2, 2021

INDEX TO EXHIBITS

Exhibit No.	Exhibit
1.1	Indenture, dated as of July 2, 2001, as amended and restated as of March 16, 2012, among Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc, Rio Tinto plc, Rio Tinto Limited and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 to Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 filed on March 16, 2012 (File No. 333-175037)).

1.2	First Supplemental Indenture, dated May 8, 2017, among Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc, Rio Tinto plc, Rio Tinto Limited and The Bank of New York Mellon (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form F-3 filed on May 8, 2017 (SEC File No. 333-217778)).

1.3	Second Supplemental Indenture, dated May 6, 2020, among Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc, Rio Tinto Finance (USA) Inc., Rio Tinto plc, Rio Tinto Limited and The Bank of New York Mellon (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form F-3 filed on May 21, 2020 (SEC File No. 333-238553)).

1.4	Officer’s Certificate of Rio Tinto Finance (USA) Limited pursuant to Section 301 of the Indenture, dated November 2, 2021 setting forth the terms of its U.S.$1,250,000,000 2.750% Notes due 2051.